UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 24, 2005

CURATIVE HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-50371	51-0467366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

150 Motor Parkway

Hauppauge, New York 11788-5145

(Address of principal executive offices) (zip code)

(631) 232-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

Amendments to Employment and Restricted Stock Unit Award Agreements – Paul F. McConnell

As previously reported on a Current Report on Form 8-K, filed by Curative Health Services, Inc. (the “Company”) on May 4, 2004, the Company entered into an employment agreement, dated as of April 23, 2004 (the “Employment Agreement”) and a restricted stock unit award agreement, dated as of April 23, 2004 (the “RSU Award Agreement”) with Paul F. McConnell.  Mr. McConnell became the Company’s Chief Executive Officer, effective as of November 15, 2004, and an Amendment to Employment Agreement, dated as of November 15, 2004, between the Company and Mr. McConnell was executed to so reflect.

On March 24, 2005, the Company entered into a Second Amendment to Employment Agreement (“Amendment”) with Mr. McConnell, whereby certain terms in the Employment Agreement were amended. These changes include changes relating to the lock-up restrictions applicable to the Designated Shares (as defined in the Employment Agreement), the conditions for payment of the stay bonus under the Employment Agreement, and the vesting terms of certain restricted stock unit awards provided for in the RSU Award Agreement.  Correspondingly, the Company and Mr. McConnell also entered into the Amendment to Restricted Stock Unit Award Agreement (“RSU Amendment”) on March 24, 2005.

Pursuant to the Employment Agreement, Mr. McConnell purchased certain shares of the Company’s Common Stock in the open market (“Designated Shares”).  These shares are subject to lockup restrictions and can only be transferred under limited circumstances during the lockup period. Half of the Designated Shares shall be subject to this lockup restriction until 30 days after April 23, 2005, and the other half shall be subject to this lockup restriction until 30 days after April 23, 2006. Pursuant to the Amendment, in addition to the other exceptions provided in the Employment Agreement for transferring the Designated Shares during this lockup period, Mr. McConnell may sell or otherwise transfer the Designated Shares during the lockup period if Mr. McConnell’s employment with the Company is terminated for any reason, other than for Cause (as defined in the Employment Agreement).

Pursuant to the Employment Agreement, Mr. McConnell is entitled to a stay bonus of $1.5 million (“Stay Bonus”) on the third anniversary of April 23, 2004, provided that he remains employed by the Company continuously through that date. The Amendment shall add the right of Mr. McConnell to receive the Stay Bonus if prior to such third anniversary, a person or entity which is not then controlling, controlled by or under common control with the Company acquires (i) all or substantially all of the assets of the Company, or (ii) common stock of the Company (other than from the Company), with the effect that after such acquisition of stock, such person or entity holds an aggregate amount of common stock of the Company greater than 50% of the then outstanding Company common stock (a “Bonus Acceleration Event”). If either of these events occur, the Stay Bonus shall become due and payable within 5 business days of such event.

Notwithstanding the above, the Stay Bonus shall not be accelerated in the event that Mr. McConnell was terminated for Cause (as defined in the Employment Agreement) and payment of the Stay Bonus shall not be accelerated in connection with any issuance of any security by the Company.  However, if prior to the third anniversary of April 23, 2004, a Bonus Acceleration Event occurs and during the twelve month period immediately following the Bonus Acceleration

Event, Mr. McConnell’s employment with the Company is terminated (or not renewed) by the Company without Cause (as defined in the Employment Agreement), or by Mr. McConnell because he was assigned duties inconsistent with his position or his base salary was decreased, then the Stay Bonus shall become due and payable within 5 business days of such termination of employment.

Pursuant to the Employment Agreement and the RSU Award Agreement, Mr. McConnell was granted certain restricted stock units which will vest and become the right to receive the Company’s common stock on the third anniversary of April 23, 2004. If Mr. McConnell’s employment with the Company is terminated prior to the vesting of these restricted stock units, these units will be forfeited.  The Amendment and the RSU Amendment amends the Employment Agreement and the RSU Award Agreement, respectively, to provide that one-third of these restricted stock units will vest on the first anniversary of April 23, 2004 and the balance of these restricted stock units will vest in equal monthly installments on the last date of each of the eight successive three-month periods following the first anniversary of April 23, 2004.

Restricted Stock Award Agreement with Executive Officers

Effective March 18, 2005, the Compensation Committee of the Company’s Board of Directors approved the following grants of restricted stock awards, pursuant to the Company’s 2001 Broad-Based Stock Incentive Plan:

Executive	Stock Grant

John C. Prior	100,000
Chief Operating Officer

Drew Walk	50,000
Senior Vice President – Operations

Craig Vollmer	50,000
Senior Vice President – Sales & Marketing

Roy McKinley	30,000
Senior Vice President – Wound Care Management

One-third of these restricted stock awards shall vest on the first anniversary of March 18, 2005 and the balance shall vest in equal installments thereafter on the last day of each of the eight successive three-month periods following March 18, 2006.

The Company previously filed a form of Restricted Stock Award Agreement as Exhibit 10.66 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005. This form of Restricted Stock Award Agreement is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Employment Agreement, dated March 24, 2005, by and between the Company and Paul F. McConnell

10.2	Amendment to Restricted Stock Unit Award Agreement, dated March 24, 2005, by and between the Company and Paul F. McConnell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURATIVE HEALTH SERVICES, INC.

Date: March 25, 2005	By:	/s/ Thomas Axmacher
Thomas Axmacher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Employment Agreement, dated March 24, 2005, by and between the Company and Paul F. McConnell

10.2	Amendment to Restricted Stock Unit Award Agreement, dated March 24, 2005, by and between the Company and Paul F. McConnell